EXHIBIT 5.1

March 30, 2011

Nordstrom, Inc.

1617 Sixth Avenue, 6th Floor

Seattle, Washington  98101

Ladies and Gentlemen:

This opinion is furnished to you in connection with a  Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 5,816,374 shares of Common Stock, no par value per share (the “Shares”) of Nordstrom, Inc., a Washington corporation  (the “Company”).  Of the total amount being registered, 5,782,858 Shares (the “Resale Shares”) are being registered on behalf of certain shareholders of the Company (the “Selling Shareholders”) and 33,516 Shares (the “Plan Shares”) are being registered in connection with outstanding awards under the HauteLook, Inc. 2009 Stock Option Plan.

We are acting as counsel for the Company in connection with the registration of the Shares.  We have examined signed copies of the Registration Statement filed with the Commission.  We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Our opinion below, insofar as it relates to the Selling Shareholders shares being fully paid, is based solely on a certificate of the Executive Vice President, General Counsel and Secretary of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.  We further assume that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Washington Business Corporation Act.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Washington and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Resale Shares have been duly authorized and are validly issued, fully paid and nonassessable, and that the Plan Shares, upon the receipt by the Company of the consideration required therefor as specified in the terms of the underlying option agreements, will have been duly authorized, validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer of the Plan Shares and the offer and sale of the Resale Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ LANE POWELL PC
LANE POWELL PC